SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):           February 21, 2006

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 21, 2006, the Company entered into a Fifth Amendment to Fifth Amended and Restated Credit Agreement (the “Fifth Amendment”), among the Company (and certain direct and indirect subsidiaries), the lenders listed therein, and Wachovia Bank, National Association. A copy of the Fifth Amendment, which is an amendment to the Company’s primary revolving credit facility, is attached hereto as Exhibit 99.1. The Fifth Amendment modified the definition of “Financial Covenant Effective Date” to remove the language that causes certain financial covenants to become effective in the event availability under the U.K. multicurrency sub-facility falls below $3 million.

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 22, 2006, the Company issued a press release reporting its financial results for the fourth quarter and full year 2005.  A copy of such press release is attached hereto as Exhibit 99.2 and hereby incorporated by reference.

In addition, Messrs. Daniel T. Hendrix and Patrick C. Lynch, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, will be making a presentation to investors and potential investors at a meeting being held February 23, 2006. Attached hereto as Exhibit 99.3 is a copy of the written materials to be used in that presentation.  Whether or not the information set forth therein is properly considered to be material, we have elected, in this instance, to make the information available generally to all persons who might consider it to be useful for their respective purposes.  Messrs. Hendrix and Lynch currently are scheduled to make their presentation on February 23, 2006, at approximately 10:40 a.m. Eastern Time. The presentation will be broadcast live over the Internet. Listeners may access the presentation live over the Internet at http://www.wsw.com/webcast/wa32/ or through the Company’s website at http://www.interfaceinc.com/results/investor/. The archived version of the presentation will be available at these sites for a period of ninety days beginning shortly after the presentation ends.

The information set forth in this Item 2.02, including the Exhibits 99.2 and 99.3 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)          Pro Forma Financial Information.

None.

(c)          Exhibits.

Exhibit No.	Description

99.1
Fifth Amendment to Fifth Amended and Restated Credit Agreement, dated as of February 21, 2006, among the Company (and certain direct and indirect subsidiaries), the lenders listed therein, and Wachovia Bank, National Association.

99.2	Press Release of Interface, Inc., dated February 22, 2006, reporting its financial results for the fourth quarter and full year 2005 (furnished pursuant to Item 2.02 of this Report).
99.3	Investor Presentation dated February 2006 (furnished pursuant to Item 2.02 of this Report).

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch
Patrick C. Lynch Vice President and Chief Financial Officer

Date: February 22, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1
Fifth Amendment to Fifth Amended and Restated Credit Agreement, dated as of February 21, 2006, among the Company (and certain direct and indirect subsidiaries), the lenders listed therein, and Wachovia Bank, National Association.

99.2	Press Release of Interface, Inc., dated February 22, 2006, reporting its financial results for the fourth quarter and full year 2005 (furnished pursuant to Item 2.02 of this Report).
99.3	Investor Presentation dated February 2006 (furnished pursuant to Item 2.02 of this Report).